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                                                                    EXHIBIT 99.3

                                     PROXY

                     DAKOTA TELECOMMUNICATIONS GROUP, INC.
                        SPECIAL MEETING OF SHAREHOLDERS
                             _____________ , 1999

          The undersigned acknowledges receipt of a Prospectus and Proxy Statement dated _____, 1999, and appoints Thomas W. Hertz and Craig A. Anderson, or either of them, attorneys and proxies of the undersigned, each with full power of substitution, to vote all shares of Dakota Telecommunications Group, Inc. which the undersigned is entitled to vote at the special meeting of its shareholders to be held on _____, 1999, and at any adjournment thereof:

     1.   FOR  AGAINST  ABSTAIN       Proposal to adopt an Agreement and Plan
          ( )  ( )      ( )           of Merger (the "Merger Agreement") and
                                      approve the Merger and other transactions
          (YOUR BOARD OF DIRECTORS    contemplated by the Merger Agreement as
          RECOMMENDS A VOTE FOR       described in the Prospectus and Proxy
                            ---
          THIS PROPOSAL)              Statement dated __________, 1999.

     2. As said Proxies in their discretion may determine on all other matters that may be presented at the meeting.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF DAKOTA TELECOMMUNICATIONS GROUP, INC. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ADOPTION OF THE MERGER AGREEMENT AND WILL BE
                               ---
VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

Please sign exactly as your name(s) appear(s) below. Joint owners should each sign personally. Executors, administrators, trustees and persons signing for corporations or partnerships should so indicate and include title.

                                    Dated: _____________________, 1999

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                                        Signatures of Shareholders


PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.